Exhibit 99.1

VIA ELECTRONIC TRANSMISSION

July 13, 2015

TO ALL APPLICABLE EXCHANGES AND COMMISSIONS:

RE: SECURITY DEVICES INTERNATIONAL INC.
Confirmation of Notice of Record and Meeting Dates

We are pleased to confirm that Notice of Record and Meeting Dates was sent to The Canadian Depository for Securities.

We advise the following with respect to the upcoming Annual and Special Meeting of Security Holders for the subject issuer:

1	ISIN:	US8141961016

	CUSIP:	814196101

2	Date Fixed for the Meeting:	September 16, 2015

3	Record Date for Notice:	August 5, 2015

4	Record Date for Voting:	August 5, 2015

5	Beneficial Ownership Determination	August 5, 2015

6	Classes or Series of Securities that entitle the holder to receive Notice of the Meeting:	COMMON

7	Classes or Series of Securities that entitle the holder to vote at the meeting:	COMMON

8	Business to be conducted at the meeting:	Annual and Special

9	Notice-and-Access:
	Registered Shareholders:	NO
	Beneficial Holders:	NO
	Stratification Level:	NOT APPLICABLE

10	Reporting issuer is sending proxy-related materials directly to Non-Objecting Beneficial Owners:	YES

11	Issuer paying for delivery to Objecting Beneficial Owners:	YES

Yours truly, TMX Equity Transfer Services " Steven Nguyen " Senior Relationship Manager Steven.Nguyen@tmx.com	tmxequitytransferservices.com